Exhibit 10.13

ADDENDUM No. 1

To the Charter Party Hull No. S4010 dated 28th January 2011

It has been mutually agreed between

Messrs JODIE SHIPPING CO., of Liberia, as Owners

and

Messrs MSC - MEDITERRANEAN SHIPPING COMPANY S.A., of Geneva, as Charterers

that:

-	In line 3 after: ” Hull No S4010 tbr” to add “MSC Athens” “

-	All captions, 2nd line in the rider (pages 1 to 21) after: ” Hull No S4010 tbn” to add “MSC Athens” “

-	In clause 38 the vessel’s DESCRIPTION to read: ” Preliminary Description of 8800 teu / Gearless Cellular Container Ship tbn “MSC Athens” “

All other terms, conditions and exceptions of the Charter Party to remain in force, unaltered.

19th January 2012.